Exhibit 10.25

EXECUTION VERSION

23 May 2007

DANAHER EUROPEAN FINANCE COMPANY ehf

DANAHER EUROPEAN FINANCE S.A.

as Issuers

DANAHER CORPORATION

as Guarantor and Issuer

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

as Arranger

- and -

BARCLAYS BANK PLC

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

as Dealers

AMENDED AND RESTATED DEALER AGREEMENT

relating to a U.S.$ 2,200,000,000

EURO-COMMERCIAL PAPER PROGRAMME

THIS AGREEMENT is made on 23 May 2007

AMONG

(1)	DANAHER EUROPEAN FINANCE S.A., (the “Luxembourg Issuer”);

(2)	DANAHER EUROPEAN FINANCE COMPANY EHF, (the “Icelandic Issuer”)

(3)	DANAHER CORPORATION, (“Danaher”);

(4)	LEHMAN BROTHERS INTERNATIONAL (EUROPE) (the “Arranger” or “Lehman Brothers”); and

(5)	BARCLAYS BANK PLC, (“Barclays”)

WHEREAS:

(A)	The Luxembourg Issuer established a programme for the issuance of euro-commercial paper by it in connection with which it entered into a dealer agreement, dated May 8, 2006 and made among the Luxembourg Issuer, Danaher, and Lehman Brothers (as amended or supplemented prior to the date hereof, the “Original Dealer Agreement”);

(B)	The Icelandic Issuer, in a letter dated August 14, 2006, was nominated and became bound by the terms of the Original Dealer Agreement in order to issue Notes under the Original Dealer Agreement;

(C)	Barclays, in a letter dated January 25, 2007, was appointed and became a dealer under the Original Dealer Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a dealer under the Original Dealer Agreement; and

(D)	The parties hereto wish to amend and restate the Original Dealer Agreement as set out herein.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Agency Agreement” means the second amended and restated issuing and paying agency agreement, dated the date hereof, between the Issuers, the Guarantor and the Issuing and Paying Agent, providing for the issue of and payment on the Notes, as such agreement may be amended or supplemented from time to time;

“Agreements” means this Agreement (as amended or supplemented from time to time), any agreement reached pursuant to Clause 2.1, the Deed of Covenant, the Guarantee and the Agency Agreement;

“Dealers” means Lehman Brothers and Barclays, together with any additional institution or institutions appointed pursuant to Clause 6.2 but excluding any institution or institutions whose appointment has been terminated pursuant to Clause 6.1;

“Deed of Covenant” means the deed of covenant executed by the Luxembourg Issuer dated 8 May 2006, the deed of covenant executed by the Icelandic Issuer dated 1 September 2006, the deed of covenant executed by Danaher, dated the date hereof, together with any Deed of Covenant executed pursuant to Clause 7, in respect of Global Notes issued pursuant to the Agency Agreement, as such deed may be amended or supplemented from time to time;

“Definitive Note” means a security printed Note in definitive form;

“Disclosure Documents” means, at any particular date, (a) the Information Memorandum, (b) the most recently published audited consolidated financial statements of Danaher and, if financial statements have been published by any Subsidiary Issuer, the most recently published audited unconsolidated financial statements of such Subsidiary Issuer and any subsequent quarterly unaudited financial statements of such Subsidiary Issuer and Danaher (in the case of Danaher each having been filed with the United States Securities and Exchange Commission (the “SEC”)), and (c) any other document delivered by the Subsidiary Issuers or Danaher to the Dealers which the Subsidiary Issuers or Danaher (as the case may be) has expressly authorised to be distributed in connection with transactions contemplated by this Agreement;

“Dollars” and “U.S.$” denote the lawful currency of the United States of America; and “Dollar Note” means a Note denominated in Dollars;

“Dollar Equivalent” means, on any day:

(a)	in relation to any Dollar Note, the nominal amount of such Note; and

(b)	in relation to any Note denominated or to be denominated in any other currency, the amount in Dollars which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with Dollars quoted by the Issuing and Paying Agent at or about 11.00 a.m. (London time) on such day;

“Euro”, “euro”, “EUR” or “€” means the lawful currency of member states of the European Union that adopt the single currency introduced in accordance with the Treaty; and “Euro Note” means a Note denominated in Euro;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Note” means a Note in global form, representing an issue of commercial paper notes of a like maturity which may be issued by any Issuer from time to time pursuant to the Agency Agreement;

“Guarantee” means the guarantee dated 8 May 2006 in connection with the Luxembourg Issuer and executed as a deed by the Guarantor in respect of the obligations of the Luxembourg Issuer under the Notes and the Deed of Covenant, the guarantee dated 1 September 2006 with respect to the Icelandic Issuer and executed as a deed by the Guarantor in respect of the obligations of the Icelandic Issuer under the Notes and the Deed of Covenant or any other guarantee executed from time to time pursuant to Clause 7;

“Guarantor” means Danaher, solely with respect to the Notes issued by a Subsidiary Issuer;

“Index Linked Note” means a Note, the redemption or coupon amount of which is not fixed at the time of issue, but which is to be calculated in accordance with such formula or other arrangement as is agreed between the Relevant Issuer and the Dealer at the time of reaching agreement under Clause 2.1;

“Information Memorandum” means the most recent information memorandum, as the same may be amended or supplemented from time to time, containing information about the Issuers, the Guarantor and the Programme, the text of which has been prepared by or on behalf of the Issuers and the Guarantor for use by the Dealers in connection with the transactions contemplated by this Agreement;

“Issuer” means, each, the Luxembourg Issuer, the Icelandic Issuer, the U.S. Issuer or any other entity that is nominated as an Issuer pursuant to Clause 7;

“Issuers” means, the Luxembourg Issuer, the Icelandic Issuer and the U.S. Issuer, together with any other entity that is nominated as an Issuer pursuant to Clause 7;

“Issuing and Paying Agent” means Deutsche Bank AG, London Branch and any successor Issuing and Paying Agent appointed in accordance with the Agency Agreement;

“Note” means a commercial paper note of an Issuer purchased or to be purchased by a Dealer under this Agreement, in bearer global or definitive form, substantially in the relevant form scheduled to the Agency Agreement or such other form(s) as may be agreed from time to time between the Issuers and the Issuing and Paying Agent and, unless the context otherwise requires, includes the commercial paper notes represented by the Global Notes;

“Programme” means the Euro-commercial paper programme established by the Original Dealer Agreement as amended and restated by this Agreement;

“Programme Summary” means the summary of the particulars of the Programme as set out in Schedule 3, as such summary may be amended, supplemented or superseded from time to time;

“Relevant Issuer” means the Issuer of a particular Note;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary or such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof);

“Subsidiary Issuer” means the Luxembourg Issuer and the Icelandic Issuer, together with any other Subsidiary of Danaher that is appointed an Issuer pursuant to Clause 7;

“Treaty” means the Treaty establishing the European Community, as amended;

“U.S. Issuer” means Danaher, with respect to Notes it issues directly (not through a Subsidiary Issuer) under the Programme for which it does not provide a Guarantee; and

“USCP Program” means Danaher’s U.S. commercial paper program, as such program is amended or supplemented from time to time, and as established through a commercial paper dealer agreement dated 5 May 2006 by Danaher, as issuer, and Goldman, Sachs & Co., as a U.S. dealer, and a commercial paper dealer agreement dated 6 November 2006 by Danaher, as issuer, and Citigroup Global Markets Inc., as a U.S. dealer, concerning notes to be issued pursuant to an Issuing and Paying Agency Agreement between Danaher and Deutsche Bank Trust Company Americas, dated 5 May 2006.

1.2	Programme Summary

Terms not expressly defined herein shall have the meanings set out in the Programme Summary.

1.3	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.4	Clauses and Schedules

Any reference in this Agreement to a Clause, sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.5	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	ISSUE

2.1	Basis of agreements to issue; uncommitted facility

Subject to the terms hereof, any Issuer may issue Notes to any Dealer from time to time at such prices and upon such terms as such Issuer and such Dealer may agree, provided that such Issuer has, and shall have, no obligation to issue Notes to such Dealer, except as agreed, and such Dealer has, and shall have, no obligation to subscribe Notes from such Issuer, except as agreed. Each Issuer acknowledges that any Dealer may resell Notes subscribed by such Dealer. The tenor of each Note shall not be less than the Minimum Term nor greater than the Maximum Term specified in the Programme Summary, calculated from (and including) the date of issue of such Note to (but excluding) the maturity date thereof. Definitive Notes (if any) shall be issued in the Denomination(s) specified in the Programme Summary. Each issue of Notes having the same issue date, maturity date, currency or denomination, yield and redemption basis will be represented by a Global Note or by Definitive Notes having the aggregate nominal amount of such issue as may be agreed between any Issuer and any Dealer.

2.2	Procedures

If any Issuer and any Dealer shall agree on the terms of the subscription of any Note by any Dealer (including agreement with respect to the issue date, maturity date, currency, denomination, yield, redemption basis, aggregate nominal amount and purchase price), then:

2.2.1	Instruction to Issuing and Paying Agent: such Issuer shall instruct the Issuing and Paying Agent to issue such Note and deliver it in accordance with the terms of the Agency Agreement;

2.2.2	Payment of purchase price: such Dealer shall subscribe such Note on the date of issue:

(a)	Dollar Note: in the case of a Dollar Note, by transfer of funds settled through the New York Clearing House Interbank Payments System (or such other same-day value funds as at the time shall be customary for the settlement in New York City of international banking transactions denominated in Dollars) to such account of the Issuing and Paying Agent in New York City denominated in Dollars as the Issuing and Paying Agent shall have specified for this purpose; or

(b)	Euro Note: in the case of a Euro Note, by transfer of funds settled through the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System to such account of the Issuing and Paying Agent denominated in Euro as the Issuing and Paying Agent shall have specified for this purpose; or

(c)	Other Notes: in all other cases, by transfer of freely transferable same-day funds in the relevant currency to such account of the Issuing and Paying Agent at such bank in the principal domestic financial centre for such currency as the Issuing and Paying Agent shall have specified for this purpose, or, in each case, by such other form of transfer as may be agreed between such Dealer and such Issuer; and

2.2.3	Delivery Instructions: the relevant Dealer shall notify the Relevant Issuer and the Issuing and Paying Agent of the payment and delivery instructions applicable to such Note in accordance with prevailing market practice and in sufficient time to enable the Issuing and Paying Agent to deliver such Note (or, in the case of any Sterling Definitive Note, make the same available for collection) on its issue date.

2.3	Failure of agreed issuance

If for any reason (including, without limitation, the failure of the relevant trade) a Note agreed to be purchased pursuant to Clause 2.1 is not to be issued, each of the Relevant Issuer and the relevant Dealer shall immediately notify the Issuing and Paying Agent thereof.

2.4	Issuance currencies

The parties acknowledge that Notes issued under the Programme may be denominated in Dollars or, subject as provided below, in any other currency. Any agreement reached pursuant to Clause 2.1 to sell and purchase a Note denominated in a currency other than Dollars shall be conditional upon:

2.4.1	Compliance: it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority, for deposits to be made in such currency and for such Note to be issued, offered for sale, sold and delivered;

2.4.2	Convertibility: such other currency being freely transferable and freely convertible into Dollars; and

2.4.3	Amendments: any appropriate amendments which the Dealers, the Issuers or the Issuing and Paying Agent shall require having been made to this Agreement and/or the Agency Agreement.

2.5	Maximum Amount

The Issuers shall ensure that the outstanding nominal amount of all Notes issued under the Programme, when taken together with the aggregate principal amount outstanding from time to time under the USCP Program, does not exceed the Maximum Amount. For the purposes of calculating the Maximum Amount, the nominal amount of any outstanding Note or Notes denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such nominal amount as at the date of the agreement for the issue of the Note or Notes then to be issued provided that in calculating the nominal amount of Notes outstanding on the date of issue of such Note or Notes there shall be disregarded Notes which mature on that date. The Issuers may increase the Maximum Amount by giving at least ten days’ notice by letter, substantially in the form set out in Schedule 4, to the Dealers, the Issuing and Paying Agent and the Paying Agents. Such increase will not take effect until the Dealers have received from the Issuers the documents listed in such letter (if required by any Dealer), in each case in form and substance acceptable to the Dealers.

2.6	Calculation Agent

If Index Linked Notes are to be issued, the Relevant Issuer will appoint either the relevant Dealer or the Issuing and Paying Agent (subject to the consent of such Dealer or the Issuing and Paying Agent, as the case may be, thereto) or some other person (subject to the consent of such Dealer and the Paying Agent to such person’s appointment) to be the calculation agent in respect of such Index Linked Notes and the following provisions shall apply:

2.6.1	Dealer: if a Dealer is to be the calculation agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 6, and such Dealer will be deemed to have entered into an agreement in such form for a particular calculation if it is named as calculation agent in the redemption calculation attached to or endorsed on the relevant Note;

2.6.2	Issuing and Paying Agent: if the Issuing and Paying Agent is to be the calculation agent, its appointment as such shall be on the terms set out in the Agency Agreement; and

2.6.3	Other Calculation Agent: if the person nominated by a Dealer or by the Issuing and Paying Agent as calculation agent is not such Dealer, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 6 and the appointment of that person shall be on the terms of that agreement.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties

Each Subsidiary Issuer (in respect of itself) and Danaher (in respect of itself and in respect of the Subsidiary Issuers) represents and warrants to the Dealers at the date of this Agreement, and at each date upon which the Maximum Amount is increased, and each applicable Subsidiary Issuer (in respect of itself) and Danaher (in respect of itself and the Subsidiary Issuers) represents and warrants to the Dealers at each date upon which an agreement for the issue and subscription of Notes is made by an Issuer and each date upon which Notes are, or are to be, issued by such Issuer (by reference to the facts and circumstances then existing):

3.1.1	Authorisation; valid, binding and enforceable: each of:

(a)	the establishment of the Programme and the execution, delivery and performance by the Subsidiary Issuers and Danaher of the Agreements and the Notes;

(b)	the entering into and performance by the Subsidiary Issuers and Danaher of any agreement for the subscription of Notes reached pursuant to Clause 2.1; and

(c)	the issue and sale of the Notes by the Subsidiary Issuers and Danaher under the Agreements,

has been duly authorised by all necessary action and the same constitute, or, in the case of Notes, will, when issued in accordance with the Agency Agreement, constitute, valid and binding obligations of each of the Subsidiary Issuers issuing such Notes and Danaher enforceable against each of them in accordance with their respective terms (subject, as to enforceability, to bankruptcy, insolvency, reorganisation and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity);

3.1.2	Status: the obligations of each Subsidiary Issuer and Danaher under each of the Agreements to which it is a party and the Notes issued by a Subsidiary Issuer or issued or guaranteed by Danaher, as the case may be, will rank (other than in the case of obligations preferred by mandatory provisions of law) pari passu with all other present and future unsecured and unsubordinated indebtedness (i) of such Subsidiary Issuer or guaranteed by such Subsidiary Issuer and (ii) of Danaher, or guaranteed by Danaher, as the case may be;

3.1.3	Incorporation, capacity: each of the Subsidiary Issuers and Danaher is duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization and:

(a)	the establishment of the Programme, the execution, delivery and performance by each of the Subsidiary Issuers and Danaher of the Agreements and the Notes;

(b)	the entering into and performance by any Subsidiary Issuer and Danaher of any agreement for the issue and subscription of Notes reached pursuant to Clause 2.1; and

(c)	the issue and subscription of the Notes by any Subsidiary Issuer or Danaher under the Agreements,

will not infringe any of the provisions of such Subsidiary Issuer’s or Danaher’s certificate of incorporation or organization, as amended, and amended and restated by-laws or analogous governance documents, and will not contravene any law, regulation, order or judgement to which such Subsidiary Issuer or Danaher or any of its assets is subject nor result in the breach of any term of, or cause a default under, any instrument to which such Subsidiary Issuer or Danaher is a party or by which it or any of its assets may be bound, in each case, in any material respect, in the context of the Programme and of the Notes issued thereunder;

3.1.4	Approvals: all consents, authorisations, licences or approvals of and registrations and filings with any governmental or regulatory authority required in connection with the issue by any Subsidiary Issuer or Danaher of Notes under the Agreements and the performance of their respective obligations under the Agreements and the Notes have been obtained and are in full force and effect, and copies thereof have been supplied to the Dealers except for such consents, authorisations, licences, approvals, restrictions and filings as could reasonably be expected to be material in the context of this Agreement;

3.1.5	Disclosure: in the context of this Agreement and the transactions contemplated hereby, the information contained or incorporated by reference in the Disclosure Documents is true and accurate in all material respects and is not misleading in any material respect and there are no other facts in relation to any Subsidiary Issuer, Danaher or any Notes the omission of which makes, in the context of the issue of the Notes, the Disclosure Documents as a whole or any such information contained or incorporated by reference therein misleading in any material respect;

3.1.6	Financial Statements: the audited financial statements of the Subsidiary Issuers (if such financial statements are available), consolidated audited financial statements of Danaher and any quarterly unaudited financial statements of the Subsidiary Issuers or Danaher (in the case of Danaher each having been filed with the SEC and incorporated by reference in the Information Memorandum), present fairly and accurately the financial position of the Subsidiary Issuers and Danaher (consolidated in the case of Danaher) as of the respective dates of such statements and the results of operations of the Subsidiary Issuers and Danaher (consolidated in the case of Danaher) for the periods they cover or to which they relate and such financial statements have been prepared in accordance with the relevant laws of the relevant jurisdiction of incorporation or organization of each of the Subsidiary Issuers and Danaher and with generally accepted accounting principles of the relevant jurisdiction of incorporation or organization of each of the Subsidiary Issuers and Danaher applied on a consistent basis throughout the periods involved (unless and to the extent otherwise stated therein);

3.1.7	No material adverse change, No litigation: since the date of the most recent audited unconcolidated financial statements of the Subsidiary Issuers (if such financial statements are available) and audited consolidated financial statements of Danaher supplied to the Dealers and, in relation to any date on which this warranty falls to be made after the date hereof, save as otherwise disclosed by any Disclosure Document subsequently delivered by the Subsidiary Issuers or Danaher (as the case may be) to the Dealers:

(a)	there has been no adverse change in the business, financial or other condition of the Subsidiary Issuers or of Danaher or any of its Subsidiaries taken as a whole; and

(b)	there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Subsidiary Issuers or Danaher, threatened against or affecting any of the Subsidiary Issuers, Danaher or any of Danaher’s other Subsidiaries, which in any case could reasonably be expected to be material in the context of this Agreement and the transactions contemplated hereby;

3.1.8	No default: none of the Subsidiary Issuers or Danaher is in default in respect of payment of any indebtedness for borrowed money where such indebtedness is in an aggregate amount greater than U.S. $50,000,000;

3.1.9	No ratings downgrade: there has been no downgrading, nor any notice to the Subsidiary Issuers or Danaher of any intended downgrading, in the rating accorded to Danaher’s short-term or long-term debt by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc., and Moody’s Investors Service, Inc., or any other rating agency which has issued a rating in connection with Danaher or any security of Danaher;

3.1.10	Taxation: subject to compliance with the terms of the Agreements, none of the Subsidiary Issuers or Danaher is required by any law or regulation or any relevant taxing authority in the United States to make any deduction or withholding from any payment due under the Notes, the Agency Agreement or the respective Deed of Covenant for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind;

3.1.11	Maximum Amount not exceeded: the outstanding nominal amount of all Notes on the date of issue of any Note, when taken together with the aggregate principal amount outstanding from time to time under the USCP Program, does not and will not exceed the Maximum Amount set out in the Programme Summary (as increased from time to time pursuant to Clause 2.5) and for this purpose the nominal amount of any Note denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such nominal amount as at the date of the agreement for the issue of such Note provided that in calculating the nominal amount of the Notes outstanding on the date of issue of such Note there shall be disregarded Notes which mature on that date;

3.1.12	Investment Company: none of the Subsidiary Issuers or Danaher is an investment company as defined in the United States Investment Company Act of 1940; and

3.1.13	No Trade or Business by the Subsidiary Issuers in the United States: no Subsidiary Issuer is engaged, or has since its formation been engaged, in any trade or business within the United States, as determined for United States federal tax purposes.

3.2	Notice of inaccuracy

If, prior to the time a Note is issued and delivered to or for the account of any Dealer, an event occurs which would render any of the representations and warranties set out in Clause 3.1 immediately, or with the lapse of time, untrue or incorrect, the Relevant Issuer will inform such Dealer in writing as soon as practicable of the occurrence of such event. In either case, such Dealer shall inform the Relevant Issuer in writing without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.

4.	COVENANTS AND AGREEMENTS

4.1	Issuer

The Subsidiary Issuers and Danaher covenant and agree that:

4.1.1	Delivery of published information: whenever any of the Subsidiary Issuers or Danaher publishes or makes available to its shareholders or to the public (by filing with any regulatory authority, securities exchange or otherwise) any information which could reasonably be expected to be material in the context of this Agreement and the transactions contemplated hereby, the Subsidiary Issuers or Danaher (as the case may be) shall notify the Dealers as to the nature of such information, shall make a reasonable number of copies of such information available to the Dealers upon request to permit distribution to investors and prospective investors and shall take such action as may be necessary to ensure that the representation and warranty contained in sub-clause 3.1.5 is true and accurate in all material respects on the dates contemplated by such sub-clause. Such notification may be by means of electronic communication, including, but not limited to, by email and/or directing the Dealers’ attention to information on-line;

4.1.2	Indemnity: each Relevant Issuer (severally and not jointly), failing which the Guarantor (in the case of the Subsidiary Issuers), shall indemnify and hold harmless on demand the Dealers against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which they may incur arising out of, in connection with or based upon:

(a)	such Relevant Issuer’s failure to make due payment under the Notes; or

(b)	such Relevant Issuer’s not issuing Notes for any reason (other than as a result of the failure of any Dealer to pay for such Notes) after an agreement for the sale of such Notes has been made; or

(c)	the Guarantor’s failure to make due payment under the Guarantee of the Notes issued by the Relevant Issuer; or

(d)	any breach or alleged breach of the representations, warranties, covenants or agreements made by such Relevant Issuer or the Guarantor (except with respect to an Issuer other than the Relevant Issuer) in this Agreement unless in the case of an alleged breach only, the allegation is being made by a person other than a Dealer or any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect unless in the case of an alleged breach only, the allegation is being made by a person other than a Dealer;

4.1.3	Procedure for indemnification: The relevant Dealer or Dealers will promptly notify each Relevant Issuer and the Guarantor (in the case of a Subsidiary Issuer) in writing of any claim in respect of which indemnification may be sought under Clause 4.1.2 of this Agreement against such Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, provided that (i) the omission so to notify such Issuer or the Guarantor (in the case of a Subsidiary Issuer) will not relieve such Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such claim and such failure results in the forfeiture by such Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, of substantial rights and defences, and (ii) the omission to notify such Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, will not relieve it from liability which it may have to such Dealers otherwise than on account of Clause 4.1.2.

In the event that any such claim is made against such Dealer or Dealers and they notify the Relevant Issuer and the Guarantor (in the case of a Subsidiary Issuer) of the existence thereof, the Relevant Issuer or the Guarantor, as the case may be, will be entitled to participate therein, and to the extent that it may elect by written notice delivered to such Dealers, to assume the defence thereof, with counsel reasonably satisfactory to such Dealers; provided that if the defendants in any such claim include both such Dealers and the Relevant Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, and such Dealers shall have concluded that there may be legal defences available to them which are different from or additional to those available to the Relevant Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, the Relevant Issuer or the Guarantor (in the case of a Subsidiary Issuer) shall not have the right to direct the defence of such claim on behalf of such Dealers, and such Dealers shall have the right to select one separate counsel to assert such legal defences on behalf of such Dealers.

Upon receipt of notice from the Relevant Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, to such Dealers of the Relevant Issuer’s or the Guarantor’s (in the case of a Subsidiary Issuer) election so to assume the defence of such claim and approval by such Dealers of counsel, neither such Issuer nor the Guarantor (in the case of a Subsidiary Issuer) will be liable to such Dealers for expenses incurred thereafter by such Dealers in connection with the defence thereof (other than reasonable costs of investigation) unless (i) such Dealers shall have employed separate counsel in connection with the assertion of legal defences in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Relevant Issuer nor the Guarantor (in the case of a Subsidiary Issuer), as the case may be, shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any claim is brought), approved by such Dealers, representing such Dealers who are parties to such claim), (ii) such Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, shall not have employed counsel reasonably satisfactory to such Dealers to represent such Dealers within a reasonable time after notice of existence of the claim, or (iii) such Issuer or the Guarantor (in the case of a Subsidiary Issuer), as the case may be, has authorised in writing the employment of counsel for such Dealers.

The Relevant Issuer and the Guarantor (in the case of a Subsidiary Issuer) agree that without such Dealers’ prior written consent, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under Clause 4.1.2 of this Agreement (whether or not such Dealers are actual or potential parties to such claim), unless such settlement, compromise or consent includes an unconditional release of such Dealers from all liability arising out of such claim.

4.1.4	Expenses, stamp duties, amendments: the Issuers, failing which the Guarantor (in the case of a Subsidiary Issuer), will:

(a)	Arranger’s expenses: pay, or reimburse the Arranger for, all reasonable out-of-pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of this Agreement and all documents contemplated by this Agreement;

(b)	Dealer’s expenses: pay, or reimburse the Dealers for, all reasonable out-of-pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of one counsel to the Dealers) incurred by the Dealers in connection with the enforcement or protection of its rights under this Agreement;

(c)	Stamp duties: pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) except those arising solely as a result of any Dealer’s default which may be payable upon or in connection with the creation and issue of the Notes and the execution, delivery and performance of the Agreements and the Relevant Issuers shall indemnify the relevant Dealers against any claim, demand, action, liability, damages, cost, loss or reasonable expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same;

(d)	Amendments: notify the Dealers of any change in the identity of or the offices of the Issuing and Paying Agent and any material change or amendment to or termination of the Agency Agreement, any Guarantee or any Deed of Covenant not later than five days prior to the making of any such change or amendment or such termination; and it will not permit to become effective any such change, amendment or termination which could reasonably be expected to affect adversely the interests of the Dealers or the holder of any Notes then outstanding;

4.1.5	No deposit-taking: the Issuers will issue Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of section 19 of the FSMA):

(a)	Selling restrictions: the Dealers represent, warrant and agree in the terms set out in sub-clause 3.1 of Schedule 2; and

(b)	Minimum denomination: the redemption value of each such Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount); and

4.1.6	No Trade or Business by the Subsidiary Issuers in the United States: the Subsidiary Issuers will not engage in any trade or business within the United States, as determined for United States federal tax purposes.

4.2	Compliance

Each Issuer shall take such steps (in conjunction with the Dealers, where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Note of such Issuer shall be fully observed and complied with and in particular (but without limitation) that no Issuer, nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any person acting on its or its affiliates behalf have engaged or will engage in any directed selling efforts with respect to the Notes of such Issuer, and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms used in this sub-clause have the meanings given to them by Regulation S under the Securities Act.

4.3	Selling restrictions

Each Dealer represents, covenants and agrees that it has complied with and will comply with the selling restrictions set out in Schedule 2. Subject to compliance with those restrictions, the relevant Dealer is hereby authorised by the Relevant Issuer and the Guarantor (in the case of a Subsidiary Issuer) to circulate the Disclosure Documents to purchasers or potential purchasers of the Notes of such Issuer.

4.4	Dealers’ and Issuers’ obligations several

The obligations of each Dealer and each Issuer contained in this Agreement are several.

4.5	Status of Arranger

The Dealers agree that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any issue of Notes thereunder.

5.	CONDITIONS PRECEDENT

5.1	Conditions precedent to first issue

As the Luxembourg Issuer, the Icelandic Issuer and the Guarantor have previously provided to the Dealers each of the documents set out in Schedule 1 in form, substance and number reasonably requested by the Dealers, the Dealers hereto agree to waive, and waive, the redelivery of such documents on the date hereof. The U.S. Issuer agrees to deliver to the Dealers, prior to the first issue of Notes, this Agreement, the Agency Agreement, the Information Memorandum and each of the documents set forth in Clause 7 in form, substance, and number reasonably requested by the Dealers (with the exception of (i) a separate written notification to the Dealers of the addition of the U.S. Issuer, (ii) the Guarantee as set forth in paragraph 3(d) of Schedule 1 and (iii) a separate written agreement to the Dealers of the U.S. Issuer’s agreement to be bound by the terms of this Agreement and the Agency Agreement).

5.2	Conditions precedent to each issue

In relation to each issue of Notes, it shall be a condition precedent to the subscription thereof by any Dealer that (a) the representations and warranties in Clause 3.1 shall be true and correct on each date upon which an agreement for the sale of Notes is made hereunder and on the date on which such Notes are issued by reference to the facts and circumstances then existing and that (b) there is no other material breach of the Relevant Issuer’s or Guarantor’s (in the case of a Subsidiary Issuer) obligations under any of the Agreements or the Notes.

5.3	Sterling Definitive Notes

In relation to an issue of Sterling Definitive Notes (and if so agreed between the Relevant Issuer and the relevant Dealer), it shall be a condition precedent to the subscription thereof by any Dealer that the Relevant Issuer supplies to such Dealer, not less than five days prior to the first issue of such Notes to that Dealer confirmation from the Issuing and Paying Agent that the relevant agreed forms of Definitive Note have been security printed and the same delivered to the Issuing and Paying Agent.

6.	TERMINATION AND APPOINTMENT

6.1	Termination

The Issuers may terminate the appointment of any Dealer, and any Dealer may resign, on not less than ten days’ written notice to such Dealer or the Issuers, as the case may be. The Issuers shall promptly inform the Issuing and Paying Agent and the Paying Agent of any such termination or resignation. The rights and obligations of each party hereto shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of sub-clause 4.1.2 and 4.1.4 shall survive termination of this Agreement and delivery against payment for any of the Notes.

6.2	Additional Dealers

Nothing in this Agreement shall prevent the Issuers from appointing one or more additional Dealers upon the terms of this Agreement, provided that any additional Dealer shall have first confirmed acceptance of its appointment upon such terms in writing to the Issuers in substantially the form of the letter set out in Schedule 5, whereupon it shall become a party to this Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer hereunder. The Issuers shall promptly inform the Dealers, the Guarantor, the Issuing and Paying Agent and the Paying Agent of any such appointment. The Issuers hereby agree to supply to such additional Dealer, upon such appointment, such legal opinions as are specified in paragraph 6 of Schedule 1, if requested, or reliance letters in respect thereof.

7.	NOMINATION OF NEW ISSUER

Danaher may, with the Dealers’ prior consent, at any time and from time to time nominate one or more issuers under the Programme provided that such new Issuer so notifies the Dealers in writing and provides to the Dealers not less than three business days prior to the first issue of Notes by the new Issuer (a) copies of documents corresponding to those referred to in paragraph 1, 2, 3 (c) and (d), 4(a)(if relevant), 7, 8 and 9 of Schedule 1 in relation to the new Issuer, (b) the new Issuer’s written agreement to be bound by the terms of this Agreement and the Agency Agreement in form and substance satisfactory to the Dealers, (c) a legal opinion from counsel acceptable to the Dealers and qualified in the law of the jurisdiction of incorporation of the new Issuer and (d) a supplemental Information Memorandum. Danaher shall procure that the new Issuer shall comply with and discharge its obligations under this Agreement, the Agency Agreement, the Deed of Covenant executed by it and the Notes issued by it. In addition, if requested by the Dealers, a legal opinion, in form and substance satisfactory to the Dealers, shall be delivered by counsel to the Dealers as to the laws of England.

8.	NOTICES

8.1	Addressee for notices

All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter or fax) and shall be sent to the intended recipient at the address or fax number and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose. The initial address and fax number so designated by each party are set out in the Programme Summary.

8.2	Effectiveness

Any communication from any party to any other party under this Agreement shall be effective if sent by letter or fax upon receipt by the addressee, provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

9.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

10.	LAW AND JURISDICTION

10.1	Governing law

This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

10.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

10.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.4	Rights of the Dealer to take proceedings outside England

Clause 10.2 is only for the benefit of any Dealer. As a result, nothing in this Clause 10 prevents any Dealer from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the any Dealer may take concurrent Proceedings in any number of jurisdictions.

10.5	Process agent

The Issuers and the Guarantor agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Veeder-Root Finance Company at Hydrex House, Garden Road, Richmond, Surrey TW9 4NR, United Kingdom, marked for the attention of the Manager, Corporate Finance and the Vice President or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuers or the Guarantor (as the case may be), the Issuers or the Guarantor shall, on the written demand of the Dealers addressed and delivered to the Issuers or the Guarantor appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Dealers shall be entitled to appoint such a person by written notice addressed to the Issuers or the Guarantor and delivered to the Issuers or the Guarantor (as the case may be). Nothing in this paragraph shall affect the right of the Dealers to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

10.6	Counterparts

This Agreement may be signed in any number of counterparts (including facsimile copies), all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

CONDITION PRECEDENT DOCUMENTS

1.	Certified copies of each Issuer’s and Guarantor’s certificate of incorporation or organization, as amended, and amended and restated by-laws or analogous governance document.

2.	Certified copies of all documents evidencing the internal authorisations and approvals required to be granted by each Issuer and the Guarantor in connection with the Programme.

3.	Certified or conformed copies of:

(a)	the Dealer Agreement, as executed;

(b)	the Agency Agreement, as executed;

(c)	Deed of Covenant as to each Issuer, as executed; and

(d)	the Guarantee as to each Subsidiary Issuer, as executed.

4.	Copies of:

(a)	the confirmation of acceptance of appointment from the agent for service of process; and

(b)	the confirmation that the Deed of Covenant and the Guarantee have been delivered to the Issuing and Paying Agent.

5.	Legal opinions from:

(a)	Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Guarantor and U.S. Issuer as to the laws of the State of incorporation of the Guarantor and U.S. Issuer;

(b)	Arendt & Medernach, counsel to the Luxembourg Issuer as to the laws of Luxembourg;

(c)	Logos Legal Services, counsel to the Icelandic Issuer as to the laws of Iceland; and

(d)	Clifford Chance LLP, counsel to the Dealers as to the laws of England.

6.	The Information Memorandum.

7.	A list of the names, titles and specimen signatures of the persons authorised:

(a)	to sign on behalf of each Issuer and the Guarantor (as applicable), the Notes and Agreements to which they are a party;

(b)	to sign on behalf of each Issuer and the Guarantor all notices and other documents to be delivered in connection therewith; and

(c)	to take any other action on behalf of the Issuer and the Guarantor in relation to the Programme.

8.	Confirmation from the Issuer or the Issuing and Paying Agent that the relevant forms of Global Note have been prepared and the same delivered to the Issuing and Paying Agent.

9.	Confirmation that Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. respectively have granted ratings for the Programme.

SCHEDULE 2

SELLING RESTRICTIONS

1.	General

By its purchase and acceptance of Notes issued under this Agreement, each of the Dealers represents, warrants and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, or deliver Notes; and that it will not directly or indirectly offer, sell, resell, reoffer or deliver Notes or distribute any Disclosure Document, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

No action has been or will be taken in any jurisdiction by the Relevant Issuer, the Guarantor (in the case of the Subsidiary Issuers), the Arranger or the relevant Dealer (or Dealers, as the case may be) that would permit a public offering of Notes, or possession or distribution of the Information Memorandum or any other offering material, in any county or jurisdiction where action for that purpose is required.

2.	The United States of America

2.1	Regulation S Restrictions

The Notes and the Guarantee (in the case of the Subsidiary Issuers) have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Each of the Dealers represents and agrees that it has offered and sold, and will offer and sell, Notes only outside the United States to non-U.S. persons in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each of the Dealers represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each of the Dealers also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Terms used above have the meanings given to them by Regulation S under the Securities Act.”

Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

2.2	Tax Restrictions

2.2.1	Except to the extent permitted under U.S. Treas. Reg. §1.163-5(c)(2)(i)(D) (the “D Rules”), each of the Dealers (A) represents that it has not offered or sold, and agrees that during the restricted period it will not offer or sell, Notes (or interests therein) to a person who is within the United States or its possessions or to a United States person, and (B) represents that it has not delivered and agrees that it will not deliver within the United States or its possessions definitive Notes that are sold during the restricted period;

2.2.2	Each of the Dealers represents that it has in effect, and agrees that throughout the restricted period it will have in effect, procedures reasonably designed to ensure that its employees and agents who are directly engaged in selling Notes (or interests therein) are aware that such Notes (or interests therein) may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

2.2.3	if it is a United States person, each of the Dealers represents that it is acquiring the Notes (or interests therein) for purposes of resale outside of the United States and its possessions in connection with their original issue and that if it retains Notes (or interests therein) for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. §1.163-5(c)(2)(i)(D)(6); and

2.2.4	with respect to each affiliate of the relevant Dealer (or Dealers, as the case may be) that acquires Notes (or interests therein) for the purpose of offering or selling such Notes (or interests therein) during the restricted period, such Dealer (or Dealers, as the case may be) either (A) repeats and confirms the representations and agreements contained in subparagraphs 2.2.1 through 2.2.3 on the affiliate’s behalf or (B) agrees that it will obtain from such affiliate for the benefit of the Relevant Issuer and the Guarantor (in the case of a Subsidiary Issuer) the representations and agreements contained in subparagraphs 2.2.1 through 2.2.3.

Terms used in this paragraph 2.2 and not defined herein have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

3.	The United Kingdom

In relation to each issue of Notes, each of the Dealers subscribing to such Notes represents, warrants and undertakes to the Issuers and the Guarantor (in the case of a Subsidiary Issuer) that:

3.1	No deposit-taking

3.1.1	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business: and

3.1.2	it has not offered or sold and will not offer or sell any such Notes other than to persons:

(a)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(b)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the Notes would otherwise constitute a contravention of Section 19 of FSMA by the Issuers and the Guarantor (in the case of a Subsidiary Issuer);

3.2	Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of FSMA does not apply to the Issuer or the Guarantor; and

3.3	General compliance: it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

4.	Japan

The Notes have not been and will not be registered under the Securities and Exchange Law of Japan and, accordingly, each of the Dealers undertakes that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person expect under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

5.	Luxembourg

Each of the Dealers agrees that the Notes may not be offered or sold to the public in or from the Grand Duchy of Luxembourg unless the requirements of Luxembourg law concerning public offerings and any applicable regulatory requirements and other laws and regulations have been complied with.

6.	Iceland

Each of the Dealers agrees that it will not offer the Notes to the general public in Iceland, except in compliance with the Icelandic Act on Securities Transactions (No. 33/2003) as amended, and any applicable laws and regulations in Iceland.

SCHEDULE 3

PROGRAMME SUMMARY

Luxembourg Issuer

Danaher European Finance S.A.

Address:	23, Avenue Monterey, L-2086, Luxembourg
Telephone:	+352 46 61 11 37 53
Fax:	+352 46 61611 37 10
Contact:	The Director

Icelandic Issuer

Danaher European Finance Company ehf

Address	Storhofdi 23, Reykjavik, 100, Iceland
Telephone	+354 580 3450
Fax	+1 202 828 0860
Contact:	The Treasurer

U.S. Issuer and Guarantor

Danaher Corporation

Address:	2099 Pennsylvania Avenue Washington DC 20006 United States of America
Telephone:	+1 202 828 0850
Fax:	+1 202 828 0860
Contact:	The Treasurer

Dealer and Arranger

Lehman Brothers International (Europe)

Address:	25 Bank Street
London E14 5LE
Telephone:	+44 20 7103 8615
Fax:	+44 20 7067 9474
Contact:	European Medium Term Notes and Money Markets

Dealer

Barclays Bank PLC

Address:	5 The North Colonnade Canary Wharf London E14 4BB
Telephone:	+44 207 773 9075
Fax:	+44 207 773 4875
Contact:	ECP Trading Desk

Issue and Paying Agent

Deutsche Bank AG, London Branch

Address:	Winchester House 1 Great Winchester Street London EC2N 2DB
Telephone:	+44 20 7545 8000
Fax:	+44 20 7547 3665
Contact:	Trust & Securities Services

Maximum Amount:		Denominations:

U.S.$2,200,000,000		U.S.$500,000 €500,000
£100,000 ¥100,000,000

(or other conventionally accepted Denominations in other currencies) provided that the Dollar Equivalent of any Note must be at least U.S.$500,000 determined based on the spot rate of exchange on the issue date.

Governing Law:		Form of Notes:

Agreements:	English	Exchangeable Global Notes with Definitive Notes available on default or in certain other circumstances Sterling Definitive Notes

Notes:	English	Notes may be issued at a discount to face value or may bear interest or may be Index Linked Notes

Minimum Term:		Maximum Term:

One day		183 days

Clearing Systems:		Selling Restrictions:

Euroclear Bank S.A./N.V., as operator of the Euroclear system, Euroclear France S.A. as operator of the Euroclear France clearing system, Clearstream Banking, société anonyme, Luxembourg (or such other recognised clearing system as may be agreed between the Issuer and the Issuing and Paying Agent and in which Notes may from time to time be held)

U.S.A. United Kingdom Japan Luxembourg

Agent for Service of Process:

Veeder-Root Finance Company

Address:	Hydrex House Garden Road Richmond Surrey TW9 4NR United Kingdom

Telephone:	+44 19 3277 3820
Fax:	+44 19 3278 9540
Contact:	Vice President and Manager, Corporate Finance

SCHEDULE 4

INCREASE OF MAXIMUM AMOUNT

[Letterhead of Issuers]

[Date]

To:	[•] (as Dealers)

[•] (as Issuing and Paying Agent)

Dear Sirs

U.S.$ • Euro-commercial paper programme

We refer to an amended and restated dealer agreement dated [•] May 2007 (the “Dealer Agreement”) among ourselves as the Issuers, the Guarantor, the Arranger and you as Dealers relating to a U.S.$ 2,200,000,000 Euro-commercial paper programme (the “Programme”). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 2.5 of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount of the Programme is to be increased from U.S.$2,200,000,000 to U.S.$[•],000,000,000 with effect from [date], subject to delivery of the following documents:

(a)	an updated or supplemental Information Memorandum reflecting the increase in the Maximum Amount of the Programme.

(b)	certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuers and the Guarantor for such increase in the Maximum Amount;

(c)	certified copies of [specify any governmental or other consents required by the Issuer or the Guarantor for such increase];

(d)	legal opinions from (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the U.S. Issuer and Guarantor, as to the laws of the State of incorporation of the U.S. Issuer and Guarantor, (ii) Arendt & Medernach, counsel to the Luxembourg Issuer, as to the laws of Luxembourg, (iii) Logos Legal Services, counsel to the Icelandic Issuer, as to the law of Iceland and (iv) Clifford Chance LLP relating to such increase;

(e)	a list of names, titles and specimen signatures of the persons authorised to sign on behalf of each Issuer and the Guarantor all notices and other documents to be delivered in connection with such an increase in the Maximum Amount; and

(f)	written confirmation that [Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc.] [Moody’s Investors Service, Inc.] [Fitch IBCA, Inc.] [Duff & Phelps Credit Rating Co.] respectively are maintaining their current ratings for the Programme.

From the date on which such increase in the Maximum Amount becomes effective, all references in the Dealer Agreement to the Maximum Amount or the amount of the Programme shall be construed as references to the increased Maximum Amount as specified herein.

Yours faithfully

for and on behalf of

Danaher European Finance S.A.

Danaher European Finance Company ehf

Danaher Corporation

SCHEDULE 5

APPOINTMENT OF NEW DEALER

[Letterhead of Issuers]

[Date]

To:	[Name of new Dealer]

Dear Sirs

U.S.$ 2,200,000,000 Euro-commercial paper programme

We refer to an amended and restated dealer agreement dated [•] May 2007 (the “Dealer Agreement”) among ourselves as Issuers, the Guarantor, the Arranger and the Dealers relating to a U.S.$ 2,200,000,000 Euro-commercial paper programme (the “Programme”). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 6.2 of the Dealer Agreement, we hereby appoint you as an additional dealer for the Programme upon the terms of the Dealer Agreement with [immediate effect/effect from [date]]. Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 6.2 of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer thereunder.

Yours faithfully

for and on behalf of
Danaher European Finance S.A.

for and on behalf of
Danaher European Finance Company ehf

for and on behalf of
Danaher Corporation

[On copy]

We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above. For the purposes of Clause 8 (Notices), our contact details are as follows:

[Name of Dealer]

Address:	[ ]
Telephone:	[ ]
Fax:	[ ]
Contact:	[ ]

Dated:

Signed:
for [Name of new Dealer]

SCHEDULE 6

FORM OF CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on [date]

BETWEEN

(1)	[DANAHER EUROPEAN FINANCE S.A.] / [DANAHER EUROPEAN FINANCE COMPANY EHF] / [DANAHER CORPORATION] (the “Issuer”);

(2)	[DANAHER CORPORATION as guarantor (the “Guarantor”);][1] and

(3)	[CALCULATION AGENT], as the calculation agent appointed pursuant to Clause 6 hereof (the “Calculation Agent”, which expression shall include any successor thereto).

WHEREAS:

(A)	Under an amended and restated dealer agreement (as further amended, supplemented and/or restated from time to time, the “Dealer Agreement”) dated [•] May 2007 and made among the Issuer, [the Guarantor,] the Arranger and the Dealers referred to therein, and a second amended and restated issuing and paying agency agreement (as further amended, supplemented and/or restated from time to time, the “Agency Agreement”) dated [•] May 2007 and made among the Issuers, the Guarantor and the agents referred to therein, the Issuers established a Euro-commercial paper programme (the “Programme”).

(B)	The Dealer Agreement contemplates, among other things, the issue under the Programme of index linked notes and provides for the appointment of calculation agents in relation thereto. Each such calculation agent’s appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

1.2	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.3	Index Linked Notes

“Relevant Index Linked Notes” means such Index Linked Notes in respect of which the Calculation Agent is appointed.

[1]	The Guarantor shall not be a party to this Agreement where the Issuer is the U.S. Issuer.

2.	APPOINTMENT OF CALCULATION AGENT

The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the redemption amount and/or, if applicable, the amount of interest in respect of the Relevant Index Linked Notes upon the terms and subject to the conditions of this Agreement. The Calculation Agent accepts such appointment.

3.	DETERMINATION AND NOTIFICATION

3.1	Determination

The Calculation Agent shall determine the redemption amount of, and/or, if applicable, the amount of interest payable on, each Relevant Index Linked Note in accordance with the redemption and/or interest calculation applicable thereto.

3.2	Notification

The Calculation Agent shall as soon as it has made its determination as provided for in Clause 3.1 above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Issuing and Paying Agent (if other than the Calculation Agent) of the redemption amount and/or, if applicable, the amount of interest so payable.

4.	STAMP DUTIES

The Issuer will pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.	INDEMNITY AND LIABILITY

5.1	Indemnity

The Issuer shall indemnify and hold harmless on demand the Calculation Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which it may incur arising out of, in connection with or based upon the exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from its own negligence or bad faith or that of its officers, employees or agents.

5.2	Liability

The Calculation Agent may consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer. If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith, without negligence and in accordance with the opinion of such lawyers.

6.	CONDITIONS OF APPOINTMENT

The Calculation Agent and the Issuer agree that its appointment will be subject to the following conditions:

(a)	No obligations: in acting under this Agreement, the Calculation Agent shall act as an independent expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Relevant Index Linked Notes or any interest therein;

(b)	Notices: unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised employee of the Issuer;

(c)	Duties: the Calculation Agent shall be obliged to perform only those duties which are set out in this Agreement and in the redemption and/or interest calculation relating to the Relevant Index Linked Notes;

(d)	Ownership, interest: the Calculation Agent and its officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Relevant Index Linked Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(e)	Calculations and determinations: all calculations and determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Relevant Index Linked Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Relevant Index Linked Notes in accordance with the provisions of this Agreement, except such as may result from the Calculation Agent’s own negligence or bad faith or that of its officers, employees or agents.

7.	ALTERNATIVE APPOINTMENT

If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3, the Issuer shall appoint the Issuing and Paying Agent as calculation agent in respect of the Relevant Index Linked Notes.

8.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

9.	NOTICES

Clause 8 (Notices) of the Dealer Agreement shall apply to this Agreement mutatis mutandis.

10.	LAW AND JURISDICTION

10.1	Governing law

This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

10.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

10.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.4	Rights of the Calculation Agent to take proceedings outside England

Clause 10.2 is for the benefit of the Calculation Agent only. As a result, nothing in this Clause 10 prevents the Calculation Agent from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Calculation Agent may take concurrent Proceedings in any number of jurisdictions.

10.5	Process agent

The Issuer [and the Guarantor] agree[s] that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Vedeer Root Finance Company at Hydrex House, Garden Road, Richmond, Surrey TW9 4NR, United Kingdom for the attention of the Vice President and the Managers, Corporate Finance or, if different, its registered office for the time being or at any address of the Issuer or the Guarantor in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer[ or the Guarantor, the Issuer or the Guarantor,[ as the case may be, shall, on the written demand of the Dealer addressed and delivered to the Issuer [or the Guarantor] appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Dealer shall be entitled to appoint such a person by written notice addressed to the Issuer [or the Guarantor] and delivered to the Issuer [or the Guarantor, as the case may be]. Nothing in this paragraph shall affect the right of any Dealer to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

11.	COUNTERPARTS

This Agreement may be signed in any number of counterparts (including facsimile copies), all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

[DANAHER EUROPEAN FINANCE S.A.]/[DANAHER EUROPEAN FINANCE COMPANY EHF] / [DANAHER CORPORATION]

By:

[DANAHER CORPORATION]

By:

[NAME OF CALCULATION AGENT]

By:

Signature Page

The Luxembourg Issuer

DANAHER EUROPEAN FINANCE S.A.

/s/ Frank T. McFaden
By: Frank T. McFaden

The Icelandic Issuer

DANAHER EUROPEAN FINANCE COMPANY ehf

/s/ Frank T. McFaden
By: Frank T. McFaden

The U.S. Issuer and Guarantor

DANAHER CORPORATION

/s/ Frank T. McFaden
By: Frank T. McFaden

The Arranger

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

/s/ [illegible]
By:

Dealer

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

/s/ [illegible]
By:

Dealer

BARCLAYS BANK PLC

By:	/s/ Lynda Fleming
Lynda Fleming
Authorised Attorney